UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 11, 2013

Illumina, Inc.

__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-35406	33-0804655
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5200 Illumina Way, San Diego, California		92122
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 202-4500

______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Appointment of Certain Officers.
On November 11, 2013, Illumina, Inc. (the "Company") announced the appointment of Francis deSouza as President of the Company.  Mr. deSouza will report to the Company’s Chief Executive Officer, Jay Flatley, and will lead the Company’s business units and the core functions responsible for envisioning, developing, and producing the Company’s products.
Mr. deSouza, age 42, has served as President of Products & Services at Symantec Corporation since May 2011, where he is responsible for driving the vision for Symantec’s product portfolio, and is part of the executive team setting the Symantec’s strategic direction.  From January 2009 to May 2011, Mr. deSouza served as Symantec’s Senior Vice President, Enterprise Security Group, and from January 2008 to December 2008 as Vice President, Enterprise Messaging Management Group.  Prior to joining Symantec, from February 2001 to February 2006, Mr. deSouza was Founder and Chief Executive Officer of IMlogic, Inc., an enterprise instant messaging software company, that was acquired by Symantec.  Mr. deSouza graduated from the Massachusetts Institute of Technology with MS and BS degrees in Electrical Engineering and Computer Science.
In accordance with the terms of an employment offer letter between the Company and Mr. deSouza, Mr. deSouza will be employed at will by the Company.  Mr. deSouza will join the Illumina team in December.  The employment offer letter provides for the following:

•	annual base salary of $700,000;

•
eligibility to participate in the Company's executive variable compensation plan, which is an "at-risk" cash bonus compensation program, with a target award amount of 80% of base salary, subject to the achievement of individual and corporate performance objectives;

•
a sign-on cash award of $140,000 that is subject to repayment, on a pro rata basis, if Mr. deSouza voluntarily terminates employment or is dismissed due to gross negligence or misconduct within 12 months of his start date;

•
a new hire grant of 49,219 performance share units to be awarded on his start date, vesting at the end of a three-year measurement period (commencing December 31, 2012 and ending January 3, 2016).  The number of shares of Company common stock issuable at the end of the three year measurement period will range from 50% to 150% of the number of performance share units, based on actual performance relative to a specified earnings per share target for the fiscal year ending January 3, 2016;

•
a new hire grant of 14,583 restricted stock units to be awarded on his start date, vesting over four years with 25 percent of the restricted stock units vesting on each of the first four anniversaries of the grant date; and

•	eligibility to participate in the Company's compensation and benefit plans and programs as may generally be made available to other executives of the Company.
A copy of the press release announcing the appointment of Mr. deSouza is attached as Exhibit 99.1 to this Current Report on Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLUMINA, INC.

Date: November 12, 2013	By:	/s/ Charles E. Dadswell
Name: Charles E. Dadswell
Title: Senior Vice President & General Counsel